EXHIBIT 1.3

$400,000,000
5.375% Notes due 2015

I, G.D.A. Bacon, Group Treasurer of Vodafone Group Plc (the “Company”), pursuant to resolutions duly adopted by the Board of Directors of the Company on May 21, 2002 (as modified on July 30, 2002) whereby, inter alia, certain officers of the Company were authorised to approve on behalf of the Company those terms of the issue of U.S.$400,000,000 aggregate principal amount of its 5.375% Notes due 2015 (the “Securities”) issued by the Company, and resolutions of such officers duly adopted on December 11, 2002, HEREBY APPROVE AND CONFIRM the following such terms:

Title of Securities:	5.375% Notes due 2015

Issue Price:	99.708%

Issue Date:	December 18, 2002

Principal Amount of Securities:	U.S.$400,000,000

Form of Securities:	The Securities will be issued in fully registered form and will be represented by a Global Security which will be registered in the name of The Depository Trust Company’s nominee, Cede & Co., and executed and delivered in substantially the form attached hereto as Exhibit A.

Maturity:	January 30, 2015

Interest Rate:	5.375%

Place of Payment, Paying Agent:	Citibank, N.A. Corporate Agency & Trust 111 Wall Street 14th Floor New York, NY 10043

Notices and Demands to Company:	Vodafone Group Plc The Courtyard 2-4 London Road Newbury, Berkshire RG14 1JX, England

Or

CT Corporation System 111 8th Avenue 13th Floor New York, NY 10011

Redemption Provisions:	Optional, in whole or in part, at the option of the Company, at any time in accordance with the redemption provisions set out in the form of the note attached hereto as Exhibit A.

Other Term of the Securities:	The other terms of the Securities shall be substantially as set forth in the Indenture dated February 10, 2000, the Base Prospectus dated November 30, 2000 (the “Base Prospectus”) and the Prospectus Supplement dated December 11, 2002 (the “Prospectus Supplement”) relating to the Securities and the form of the note attached hereto as Exhibit A.

Dated: December 18, 2002

/s/ G.D.A. Bacon Name: G.D.A. Bacon Title: Group Treasurer